PRELIMINARY – SUBJECT TO COMPLETION

Kimberly-Clark VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to **www.envisionreports.com/KMBSPECIAL** or scan the QR code — login details are located in the shaded bar below

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money!
Sign up for electronic delivery at www.envisionreports.com/KMBSPECIAL

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Special Meeting Proxy Card

IF VOTING BY MAIL, COMPLETE, DATE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A **Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.**

+

Proposal	For	Against	Abstain
1. A proposal to approve the issuance of shares of common stock, par value $1.25 per share, of Kimberly-Clark Corporation ("Kimberly-Clark"), pursuant to the terms of the Agreement and Plan of Merger, dated as of November 2, 2025 (the "K-C issuance proposal").	☐	☐	☐
2. A proposal to approve one or more adjournments of the special meeting of Kimberly-Clark stockholders (the "Special Meeting"), if necessary or appropriate, to permit solicitation of additional proxies if there are not sufficient votes to approve the K-C issuance proposal.	☐	☐	☐

B **Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.**

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 P C F +

047S4B

PRELIMINARY – SUBJECT TO COMPLETION

The Special Meeting of Stockholders of Kimberly-Clark Corporation will be held on [Day, date, time], virtually via the internet at meetnow.global/MZG69WX.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KMBSPECIAL

IF VOTING BY MAIL, COMPLETE, DATE, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR SPECIAL MEETING — [Date]

Solicited on Behalf of the Board of Directors

Michael D. Hsu, Grant B. McGee and Courtney Roane, or any of them, with full power of substitution to each, hereby are appointed proxies and are authorized to vote, as specified on the reverse side of this card, all shares of common stock that the undersigned is entitled to vote at the Special Meeting, to be held virtually via the internet at meetnow.global/MZG69WX on [Day, Date, Time a.m. Central Time] and at any adjournment thereof. In their discretion, the proxies are authorized to vote on such other business as may properly come before the Special Meeting.

IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

IF YOU PREFER TO VOTE SEPARATELY ON INDIVIDUAL PROPOSALS YOU MAY DO SO BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE AND SIGNING AND DATING.

This card also constitutes voting instructions to the trustees of Kimberly-Clark's employee benefits and stock purchase plans to vote whole shares attributable to accounts the undersigned may hold under such plans. The undersigned is a "named fiduciary" as defined under ERISA to the extent of his or her authority to provide voting instructions for such shares. If no voting instructions are provided, the respective plan committees, which are comprised of management personnel, will direct the trustees to vote the shares.

Please complete, date, sign and return this proxy/voting instruction card promptly. If you own shares directly and plan to attend the Special Meeting, please so indicate in the space provided below.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE RETURN THIS CARD IN THE SELF-ADDRESSED ENVELOPE PROVIDED.

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.